SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

                          NATIONAL RESEARCH CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          NATIONAL RESEARCH CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 1, 2003


To the Shareholders of
     National Research Corporation:


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of National Research Corporation will be held on Thursday, May 1, 2003, at 10:00 A.M., local time, at our corporate offices located at 1245 "Q" Street, Lincoln, Nebraska 68508, for the following purposes:

          1. To elect two directors to hold office until the 2006 annual meeting of shareholders and until their successors are duly elected and qualified.

          2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on March 14, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

     A proxy for the meeting and a proxy statement are enclosed herewith.

                                       By Order of the Board of Directors
                                       NATIONAL RESEARCH CORPORATION

                                       /s/ Patrick E. Beans

                                       Patrick E. Beans
                                       Secretary


Lincoln, Nebraska
April 4, 2003










YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                          NATIONAL RESEARCH CORPORATION
                                 1245 "Q" Street
                             Lincoln, Nebraska 68508

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 1, 2003

     This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of National Research Corporation (the "Company") beginning on or about April 4, 2003 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Thursday, May 1, 2003, at 10:00 A.M., local time, at the Company's corporate offices located at 1245 "Q" Street, Lincoln, Nebraska 68508, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

     A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the two persons nominated for election as directors referred to herein and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of two directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company's common stock, $.001 par value per share (the "Common Stock"), at the close of business on March 14, 2003 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 7,248,931 shares of Common Stock, each of which is entitled to one vote per share.


                              ELECTION OF DIRECTORS

     The Company's By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2006 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

     The following sets forth certain information, as of March 14, 2003, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting

                    Terms expiring at the 2006 Annual Meeting

     Michael D. Hays, 48, has served as President and Chief Executive Officer and as a director since he founded the Company in 1981. Prior thereto, Mr. Hays served for seven years as a Vice President and a director of SRI Research Center, Inc. (n/k/a the Gallup Organization).

     John N. Nunnelly, 50, has served as a director of the Company since December 1997. Mr. Nunnelly has been the Group President, Financial and Administrative Solutions Division of the Information Solutions division of McKesson Corporation, a leader in the healthcare information industry, since January 1999. Mr. Nunnelly previously served as the Senior Vice President and General Manager for three business units (Amherst Product Group, the Managed Care Group and the Springfield Company Group) of McKesson Corporation since 1988, and has also served McKesson Corporation in various other positions during his seventeen-year tenure with the firm.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" SUCH NOMINEES.

                         Directors Continuing in Office

                    Terms expiring at the 2004 Annual Meeting

     Patrick E. Beans, 45, has served as Vice President, Treasurer, Chief Financial Officer and Secretary and a director of the Company since 1997 and as the principal financial officer since he joined the Company in August 1994. From June 1993 until joining the Company, Mr. Beans was the finance director for the Central Interstate Low-Level Radioactive Waste Commission, a five-state compact developing a low-level radioactive waste disposal plan. From 1979 to 1988 and from June 1992 to June 1993, he practiced as a certified public accountant.

                    Term expiring at the 2005 Annual Meeting

     JoAnn M. Martin, 48, has served as a director of the Company since June 2001. Ms. Martin has served as the Executive Vice President and Chief Financial Officer of Ameritas Holding Company and as the Executive Vice President, Chief Financial Officer and Corporate Treasurer of Ameritas Acacia Mutual Holding Company, both insurance and financial services companies (collectively, "Ameritas"), since January 1999. Prior thereto, Ms. Martin served as Chief Financial Officer of Ameritas for more than the last five years. Ms. Martin has served as an officer of Ameritas and/or its affiliates since 1988. Ms. Martin is also a director of the Nebraska Society of CPAs Foundation and of several affiliates of Ameritas.

     Paul C. Schorr III, 66, has served as a director of the Company since February 1998. Mr. Schorr has been the President and Chief Executive Officer of ComCor Holding Inc., an electrical contractor specializing in construction consulting services, since 1987. Mr. Schorr is also a director of Austins Steaks & Saloon, Inc. and Ameritas Life Insurance Corp.

                               BOARD OF DIRECTORS

General

     The Board has standing Audit and Compensation Committees. In accordance with its formal written charter adopted by the Board, the Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent auditors; and (3) provide an open avenue of communication among the independent auditors, financial and senior management, and the Board. The Audit Committee presently consists of Paul C. Schorr III (Chairperson), JoAnn M. Martin and John N. Nunnelly, each of whom is independent as defined in Rule 4200(A)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee held two meetings in 2002.

     The Compensation Committee reviews and recommends to the Board the compensation structure for the Company's directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the National Research Corporation 1997 Equity Incentive Plan (the "1997 Equity Incentive Plan"), under which no additional awards may be granted, the National Research Corporation 2001 Equity Incentive Plan (the "2001 Equity Incentive Plan") and the National Research Corporation Director Stock Plan (the "Director Plan"). JoAnn M. Martin (Chairperson), John N. Nunnelly and Paul C. Schorr III are the current members of the Compensation Committee. The Compensation Committee held four meetings in 2002.

     The Board has no standing nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation. The Company's By-Laws also provide for shareholder nominations of candidates for election as directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the By-Laws) in writing to the Secretary of the Company. The shareholder's notice must contain information relating to the nominee which is required to be disclosed by the Company's By-Laws and the Securities Exchange Act of 1934.

     The Board held four meetings in 2002. Each director attended all of the meetings of the Board held in 2002 and all of the meetings held by all committees of the Board on which such director served during the period that the director so served in 2002, except for Paul C. Schorr III, who attended 63% of the aggregate number of the meetings of the Board, the Audit Committee and the Compensation Committee held during the year.

Director Compensation

     Directors who are executive officers of the Company receive no compensation for service as members of either the Board or committees thereof. Directors who are not executive officers of the Company receive an annual retainer of $10,000 and a fee of $500 for each committee meeting attended. Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board and committees thereof.

     Pursuant to the Director Plan, each director who is not an associate (i.e., employee) of the Company receives an annual grant of an option to purchase 1,000 shares of Common Stock on the date of each annual meeting of shareholders. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest one year after the grant date.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company's management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Company's independent auditors provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditors their independence. The Audit Committee considered whether the independent auditors' provision of non-audit services is compatible with maintaining the independent auditors' independence. The fees to the independent auditors for 2002 were as follows:

         Audit fees, excluding audit related fees        $     68,475
                                                         ============
         Financial information systems
           design and implementation fees(1)             $          0
                                                         ============
         All other fees:
             Audit related fees(2)                              2,550
             Other non-audit services(3)                       16,930
                                                         -------------
         Total all other fees                            $     19,480
                                                         =============
----------------------
(1) Financial information systems design and implementation consists of consulting for enterprise-wide financial information systems.
(2) Audit related fees consisted primarily of acquisition audit and due diligence assistance related to the purchase of The Picker Institute business.
(3)  Other non-audit fees consisted of tax compliance services.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

                                 AUDIT COMMITTEE

                         Paul C. Schorr III, Chairperson
                                 JoAnn M. Martin
                                John N. Nunnelly

                             PRINCIPAL SHAREHOLDERS

Management and Directors

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 14, 2003 by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

                                                               Shares of                     Percent of
                                                              Common Stock                  Common Stock
             Name of Beneficial Owner                      Beneficially Owned            Beneficially Owned
             ------------------------                      ------------------            ------------------
Michael D. Hays(1)...........................                  4,845,381                        66.8%
Patrick E. Beans.............................                     81,697(2)(6)                   1.3%
Jona S. Raasch...............................                     79,518(3)(6)                   1.2%
John N. Nunnelly.............................                      9,800(6)                        *
Joseph W. Carmichael.........................                      6,410(6)                        *
Paul C. Schorr III...........................                      6,000(4)(6)                     *
JoAnn M. Martin..............................                      2,500(5)(6)                     *
All directors, nominees and executive
officers as a group (7 persons)..............                  5,031,306(6)                     69.6%

_______________________
* Denotes less than 1%.

(1)  The address of Michael D. Hays is 1245 "Q" Street, Lincoln, Nebraska 68508.

(2) Includes 1,500 shares held by Mr. Beans as custodian for his minor children and 32,129 shares owned by four trusts for which Mr. Beans is the sole trustee.

(3) Includes 1,000 shares owned by Ms. Raasch's husband, 1,350 shares held by Ms. Raasch as power of attorney for her father and 100 shares owned by Ms. Raasch's minor children.

(4) Includes 1,000 shares owned by The Schorr Family Company, Inc., which Mr. Schorr manages.

(5)  Includes 1,500 shares owned jointly by Ms. Martin and her husband.

(6) Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of March 14, 2003, as follows: Mr. Beans, 13,393 shares; Ms. Raasch, 10,978 shares; Mr. Schorr, 5,000 shares; Mr. Nunnelly, 5,000 shares; Mr. Carmichael 3,571 shares; Ms. Martin, 1,000 shares; and all directors, nominees and executive officers as a group, 38,942 shares.

Other Beneficial Owners

     The following table sets forth certain information regarding beneficial ownership by the only other persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below has been reported in filings made by the beneficial owners with the Securities and Exchange Commission.

                                                 Amount and Nature of
                                                 Beneficial Ownership
-----------------------------------------------------------------------------------------------------------------------
                                         Voting Power              Investment Power
                                   -------------------------    ------------------------
     Name and Address of                                                                                      Percent
      Beneficial Owner                 Sole         Shared         Sole         Shared         Aggregate      of Class
------------------------------     -----------    ----------    ----------    ----------     ------------    ----------
Cannell Capital LLC (1)
150 California Street, Fifth
Floor
San Francisco, CA  94111                  -0-      691,400            -0-      691,400          691,400          9.5%


(1) Represents a joint filing by Cannell Capital LLC and the following affiliates of Cannell Capital LLC: J. Carlo Cannell; The Anegada Fund Limited; The Cattyhunk Fund Limited; Tonga Partners, L.P.; GS Cannell Portfolio, LLC; Pleiades Investment Partners, L.P.; and George S. Sarlo 1995 Charitable Remainder Trust.


                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2002. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                                   Summary Compensation Table

                                                                                      Long-Term Compensation
                                                                                      ----------------------
                                                                                      Awards         Payouts
                                                 Annual Compensation                  ------         -------
                                         --------------------------------------     Securities      Long-Term
                                                                   Other Annual     Underlying      Incentive        All Other
           Name and                                                Compensation       Stock        Compensation     Compensation
      Principal Position         Year    Salary($)    Bonus($)        ($)(1)        Options(#)      Payouts($)           ($)
      ------------------         ----    ---------    --------     ------------     ----------    -------------     ------------
Michael D. Hays                  2002    $140,000    $     --             --              --           --             $1,523(2)
  President and Chief            2001     140,000      26,250             --              --           --              1,523(2)
  Executive Officer              2000     140,000      43,750             --              --           --              1,523(2)


Jona S. Raasch                   2002     125,000          --             --              --           --                 --
  Vice President and Chief       2001     120,000      22,500             --          10,435           --                 --
  Operations Officer             2000     120,000      37,500             --              --           --                 --


Joseph W. Carmichael             2002     120,000          --             --              --           --                 --
Senior Vice President            2001     100,000      16,875             --          10,714           --                 --
                                 2002     100,000      16,875             --              --           --                 --


Patrick E. Beans                 2002     115,000          --             --              --           --                 --
  Vice President, Treasurer      2001     100,000      16,875             --           6,429           --                 --
  and Chief Financial Officer    2000     100,000      28,125             --              --           --                 --

___________

(1) Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

(2) Premiums for disability insurance paid by the Company for the benefit of Mr. Hays.

Stock Options

     The Company has in effect the 2001 Equity Incentive Plan, pursuant to which options to purchase Common Stock may be granted to associates (i.e., employees) of the Company, including officers and associate-directors, and the 1997 Equity Incentive Plan, pursuant to which no additional stock option may be granted. The Company did not grant any stock options to any named executive officer in 2002.

     The following table sets forth information regarding the exercise of stock options by the named executive officers during 2002 and the year-end value of unexercised options held by such persons. Mr. Hays did not hold any options to acquire Common Stock as of December 31, 2002 and is accordingly not reflected in the table.


                                    Aggregated Option Exercises in 2002
                               Fiscal Year and Fiscal Year-End Option Values

                                                              Number of Securities
                                                             Underlying Unexercised            Value of Unexercised
                                                               Options at Fiscal               In-the-Money Options
                            Shares                                 Year-End(#)              at Fiscal Year-End ($)(1)
                         Acquired on        Value         -----------------------------    -----------------------------
                         Exercise (#)   Realized($)(1)    Exercisable     Unexercisable    Exercisable     Unexercisable
                         ------------   --------------    -----------     -------------    -----------     -------------
Jona S. Raasch........        --               --            10,978           6,957          $66,295          $10,415

Patrick E. Beans......        --               --            13,393           4,286          $53,524          $25,602

Joseph W. Carmichael..     2,439           $7,419             3,571           7,143          $18,676          $37,358


___________

(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.

Report on Executive Compensation

     The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its corporate officers, including the named executive officers. The following report was prepared by members of the Compensation Committee.

     The Company's executive compensation program is designed to promote a strong, direct relationship between performance (on both a Company and individual level) and compensation and to base compensation on the Company's quarterly, annual and long-term performance goals by rewarding above-average corporate performance and recognizing individual initiative and achievement. The Company has developed an overall compensation strategy and specific compensation plans that are intended to be an effective tool for fostering the creation of shareholder value and the execution of the Company's business plan. The overall objectives of this strategy are to make executive compensation generally competitive, with a substantial portion of such compensation contingent upon Company and individual performance, and to encourage equity ownership by the Company's executive officers so that their interests are closely aligned with the interests of shareholders.

     During 1996, the Company retained a nationally-recognized compensation consultant to advise it with respect to compensation issues. The first step in the overall review of executive compensation was an analysis of the duties and responsibilities of each Company executive. Subsequently, the Company's consultant compared the compensation for each Company executive with general market data for individuals with comparable job responsibilities. The Company's consultant summarized its conclusions on Company executive compensation in a report finalized in late 1997. The results of this study have provided, and will continue to provide in 2003, the framework for determining compensation for executives of the Company.

     The key elements of the Company's executive compensation program consist of base salary, annual bonus and stock options, which, based on the Company's consultant's recommendations and the Compensation Committee's judgment, approximate, depending on the attainment of certain revenue and profitability levels, the following percentages of aggregate compensation: base salary, 100% to 50%; annual bonus, 0% to 25%; and stock options, 0% to 25%; respectively. A general description of the elements of the Company's compensation program, including the bases for the compensation awarded to the Company's Chief Executive Officer for 2002, are discussed below.

     Base Salary. Base salaries are initially determined by evaluating the responsibilities of the position, the experience and contributions of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company's executive officers are generally positioned within the range for comparable positions in companies of similar size offering similar services. While the Company believes it offers competitive base salaries, the Company attempts to keep executive base salary increases as low as possible in order to limit the Company's exposure if performance targets are not met.

     Annual Bonus. The Company's executive officers are eligible for annual cash bonus awards under the Company's incentive compensation program. Under this program, Company and individual performance objectives are established at the beginning of each year. Company performance objectives are based on the Company obtaining certain levels of revenues and/or net profits. Individual performance objectives are oriented to long-term objectives of the Company, with stated goals and activities to achieve those objectives specified for each individual.

     Stock Options. The 2001 Equity Incentive Plan is designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. The 2001 Equity Incentive Plan is also designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee has determined that stock option grants to the Company's associates, including key executive officers, are consistent with the Company's best interest and the Company's overall compensation program.

     Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the Company's employ.

     The Compensation Committee has not, and does not intend to, grant stock options to key executive officers based upon individual performance criteria for 2002. See above under "--Stock Options."

     Chief Executive Officer Compensation. During 2002, the Company's Chief Executive Officer, Michael D. Hays, was paid a salary of $140,000 and was not awarded any bonus. In evaluating Mr. Hays' performance during 2002, the Compensation Committee considered the Company's overall financial performance and the achievement of long-term objectives of the Company.

     Section 162 (m) Limitation. The Company anticipates that all 2003 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Company determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

                          NATIONAL RESEARCH CORPORATION
                             COMPENSATION COMMITTEE

                          JoAnn M. Martin, Chairperson
                                John N. Nunnelly
                               Paul C. Schorr III

                             PERFORMANCE INFORMATION

     The following graph compares on a cumulative basis changes since December 31, 1997 in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Stock Market (U.S.) Index and (c) the total return on the Russell 2000 Index. Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1997 in Common Stock, the Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index.

     The Russell 2000 Index is an index of companies with market capitalizations similar to the Company. The Company has selected this index because, at this time, the Company does not believe it can reasonably identify a peer group for comparison. The Company believes that an index of companies with similar market capitalizations provides a reasonable basis for comparing total shareholder returns.



            [GRAPH OMITTED]



------------------------------------------------------------------------------------------------------------------------------------
                                            December 31,    December 31,   December 31,   December 31,   December 31,   December 31,
                                               1997            1998           1999           2000           2001           2002
------------------------------------------------------------------------------------------------------------------------------------

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
NATIONAL RESEARCH CORPORATION                  $100           $71.70         $60.38         $60.38         $94.49         $142.31
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NASDAQ STOCK MARKET (U.S.) INDEX                100           140.99         261.48         157.42         124.89           86.33
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RUSSELL 2000 INDEX                              100            97.45         118.17         114.60         117.45           93.39
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


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2002, all of its directors and executive officers complied with the Section 16(a) filing requirements.

                                  MISCELLANEOUS

Independent Auditors

     KPMG LLP acted as the independent auditors for the Company in 2002 and it is anticipated that such firm will be similarly appointed to act in 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

     Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2004 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must be received by the Company by the close of business on December 6, 2003. In addition, a shareholder who otherwise intends to present business at the 2004 annual meeting (including, nominating persons for election as directors) must comply with the requirements set forth in the Company's By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Wednesday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-Laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2004 annual meeting but do not intend to include in the Company's proxy statement for such meeting) prior to February 14, 2004, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2004 annual meeting. If the Board chooses to present such proposal at the 2004 annual meeting, then the persons named in proxies solicited by the Board for the 2004 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

     Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Patrick E. Beans, Secretary, National Research Corporation, 1245 "Q" Street, Lincoln, Nebraska 68508.

                                         By Order of the Board of Directors
                                         NATIONAL RESEARCH CORPORATION

                                         /s/ Patrick E. Beans

                                         Patrick E. Beans
                                         Secretary


April 4, 2003

     * PLEASE SIGN, DATE AND RETURN USING THE ENVELOPE PROVIDED *

                          NATIONAL RESEARCH CORPORATION
                       2003 ANNUAL MEETING OF SHAREHOLDERS
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael D. Hays and Patrick E. Beans, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of National Research Corporation held of record by the undersigned on March 14, 2003, at the annual meeting of shareholders to be held on May 1, 2003, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD'S NOMINEES.

1.  ELECTION OF DIRECTOR:                                  1 - Michael D. Hays
    (Term expiring at the 2006 Annual Meeting)             2 - John N. Nunnelly

|_| FOR the nominees listed                         |_| WITHHOLD AUTHORITY
    above (except as                                    to vote for the nominees
    specified below).                                   listed above.
                                               ---------------------------------
(Instructions: To withhold authority to
vote for any indicated nominee(s), write
the number(s) of the nominee(s) in the
box provided to the right.)
                                               ---------------------------------

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Check appropriate box                             Date__________________, 2003
2003 Indicate changes below:

Address Change?  |_|       Name Change?  |_|
                                                        NO. OF SHARES
-----------------------------------------    -----------------------------------

|_| Please check this box if you plan to
    attend the Annual Meeting. Number of      ----------------------------------
    persons attending: _____.                 (Registered Owner)

                                              ----------------------------------
                                              (Registered Owner if held jointly)
-----------------------------------------    -----------------------------------

                                        Signature(s) in Box Please sign exactly
                                        as name appears hereon. When shares are
                                        held by joint tenants, both should sign.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.